Exhibit 99.1

CSLM Digital Asset Acquisition Corp III, Ltd. (Nasdaq: KOYN) and First Digital Group Ltd. Announce A Letter of Intent for a Proposed Business Combination to Create a Global Stablecoin and Digital Payments Leader

First Digital Group is a leading stablecoin and digital asset infrastructure provider, and the group behind FDUSD - the #3 most-traded stablecoin globally - supported by a compliance-first, fully backed trust framework and a rapidly expanding global payments and infrastructure ecosystem.

NEW YORK, NY and HONG KONG SAR Dec. 02, 2025 (GLOBE NEWSWIRE) — First Digital Group Ltd. (“First Digital” or the “company”) and CSLM Digital Asset Acquisition Corp III, Ltd. (“KOYN”), a publicly listed special purpose acquisition company, jointly announce that they have entered into a non-binding letter of intent (“LOI”) for a proposed business combination. Upon completion, the combined company is expected to be publicly listed on a national securities exchange in the United States.

First Digital Group: A Global Leader in Digital Asset Infrastructure

First Digital has established itself as one of the most progressive and fastest-growing innovators in digital finance, evolving from its roots in traditional trust and custody services into a global provider of institution-ready digital asset infrastructure. Founded in 2019 and restructured under Gibraltar-based First Digital Group Ltd. in 2022, the company now operates across multiple jurisdictions with a compliance-first operating model and a proven record of delivering secure, reliable, and scalable financial technology solutions.

At the center of First Digital’s offering is FDUSD, a USD-denominated stablecoin fully backed by cash and cash equivalents held in a Hong Kong-registered, bankruptcy-remote trust structure. FDUSD has rapidly established itself as one of the most actively traded stablecoins on centralized exchanges, reaching more than US$1 billion in market capitalization within its first four months and later surpassing a peak circulation of more than US$4.4 billion as adoption accelerated. Supported by tier-1 exchange integrations and world-class liquidity partners, FDUSD has processed more than US$2 trillion in cumulative trading volume since launch, demonstrating deep liquidity and sustained demand across global markets. Fully backed by segregated reserves held with its licensed custodian affiliate and supported by independent monthly attestations and robust AML/KYC controls, FDUSD has become a trusted and scalable digital dollar for exchanges, institutional users, and on-chain payment applications.

First Digital operates a compliance-first regulated foundation with licenses, and registrations, in key financial centers. The company’s rapidly expanding product ecosystem includes stablecoin-as-a-service solutions for corporates, global stablecoin payment rails with real-time settlement capabilities, on-chain and off-chain APIs for commerce, swap services, custody, minting/redemption, and merchant tools, as well as infrastructure enabling cross-border settlement, remittances, and DeFi integrations. The company currently expects to report approximately US$80-$90 million in unaudited revenue for 2025, reinforcing its position as a leading force in the transition toward the modern digital asset economy.

First Digital are ready to launch Finance District - a decentralized finance ecosystem built on a foundation of institutional trust, which will mark a major milestone for First Digital. At its core is Prism, an agentic payments and settlement layer that allows autonomous AI agents and digital assistants to transact, settle, and distribute value at machine speed using FDUSD. This unlocks an entirely new category of AI-powered finance—enabling businesses to automate revenue flows, streamline operational costs, and participate in a rapidly expanding on-chain economy without compromising compliance or reliability. With Finance District, First Digital is positioning itself at the forefront of the next wave of DeFi, where programmable payments, community governance, and real-world utility converge to create the financial infrastructure of the autonomous economy.

For additional information about First Digital, please visit: https://1stdigital.com/ir-and-disclosures

Separately, First Digital had filed a writ of summons on April 3, 2025, in the High Court of the Hong Kong Special Administrative Region Court of First Instance initiating a defamation action against Sun Yuchen (a/k/a Justin Sun) in response to his public allegations. Additional information and publicly available filings regarding this matter can be found at: https://1stdigital.com/ir-and-disclosures

Strategic Rationale for the Proposed Business Combination

KOYN’s management team has deep experience across SPAC transactions, digital assets, and structured capital markets, and believes First Digital is uniquely positioned to become a global leader in a sector benefiting from intensifying global regulatory clarity for stablecoins; explosive growth in cross-border payments, remittances, and on-chain settlement; increasing institutional demand for fully backed, compliant, transparent stablecoins; and the shift toward Web3 payments infrastructure and programmable money. The combined company aims to accelerate First Digital’s international scaling, broaden its product suite, and further institutionalize its regulatory and compliance footprint.

Management Commentary

First Digital Founder & CEO Vincent Chok: Taking the world’s first APAC-rooted and emerging-market-focused USD stablecoin issuer public is a milestone not just for First Digital, but for the evolution of digital finance globally. We have spent years building the infrastructure of trust. Transparent reserves, regulated structures, and institution-ready rails, and today marks the beginning of the next chapter. With the launch of the Finance District and our agentic payments layer, Prism, later this year we are opening the door to real-time, AI-powered settlement and a new generation of programmable commerce. This proposed combination with KOYN positions us to scale globally and continue shaping the future of trusted digital dollars.”

CSLM Digital Asset Acquisition Corp III, Ltd Chairman Vik Mittal: “We are humbled to partner with a visionary of Vincent’s standing. Custody, integrity and trust. Programmable money collapses the world’s payment networks into one global dollar network. We’re finally rewriting the world’s financial rails from scratch. It’s been a long time coming.”

Definitive Documentation

The parties will announce additional details regarding the proposed business combination when a definitive agreement is executed. No assurances can be provided as to the entry into or timing of any definitive agreement or the consummation of any transaction. Any transaction would be subject to the completion of satisfactory due diligence, the negotiation of a definitive agreement and related ancillary agreements providing for the proposed business combination, satisfaction of the conditions negotiated therein, board and shareholder approvals, regulatory approvals and other customary conditions.

Advisors

Cohen & Company Capital Markets is serving as exclusive capital markets and M&A advisor to First Digital. Loeb & Loeb LLP is serving as legal counsel to KOYN. DLA Piper LLP (US) and DLA Piper UK LLP are serving as legal counsel to First Digital.

Additional Information and Where to Find It

If a definitive agreement is entered into in connection with the proposed business combination, the company or a newly formed holding company will prepare and file a proxy statement/prospectus with the SEC. KOYN urges investors and securityholders to read the proxy statement/prospectus and other documents filed with the SEC when they become available, as they will contain important information regarding the proposed business combination. The proxy statement will be distributed to holders of KOYN’s Class A Ordinary Shares in connection with KOYN’s solicitation of proxies for the vote by KOYN’s shareholders with respect to the proposed business combination and other matters as will described therein. All SEC filings will be available free of charge at www.sec.gov.

Participants in the Solicitation

KOYN, First Digital, and their respective directors, officers, and employees may be deemed participants under SEC rules in the solicitation of proxies in connection with the proposed business combination. Information about KOYN’s directors and officers is available in KOYN’s SEC filings.

Additional details regarding the interests of persons involved in the proposed business combination will be included in the proxy statement/prospectus when it becomes available.

Forward-Looking Statements

All information in this press release concerning First Digital has been provided solely by First Digital and has not been independently verified by KOYN, which makes no representation or warranty as to the accuracy or completeness of such information and assumes no obligation to update the information in this press release, except as required by law. This press release includes “forward-looking statements” with respect to KOYN and First Digital. The expectations, estimates, and projections of the businesses of First Digital and KOYN may differ from their actual results and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance and anticipated financial impacts of the proposed business combination the satisfaction of the closing conditions to the proposed business combination, and the timing of the completion of the proposed business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of KOYN and First Digital and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the negotiations and any subsequent definitive agreements with respect to the proposed business combination, and the possibility that the terms and conditions set forth in any definitive agreements with respect to the proposed business combination may differ materially from the terms and conditions set forth in the letter of intent, (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed business combination and any definitive agreements with respect thereto; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the shareholders of KOYN and First Digital or other conditions to closing; (4) the inability to obtain or maintain the listing of the combined company’s securities on the Nasdaq Stock Market LLC, the New York Stock Exchange, or another national securities exchange following the proposed business combination; (5) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; and (9) other risks and uncertainties included in documents filed or to be filed with the SEC by KOYN, First Digital and the combined company. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. KOYN and First Digital do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Past performance by KOYN and First Digital is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of KOYN and First Digital as indicative of future performance of an investment or the returns that KOYN and First Digital will, or are likely to, generate going forward.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction where such offer, solicitation, or sale would be unlawful under the securities laws of any such jurisdiction.

About First Digital Group Ltd.

First Digital is a leading digital asset and stablecoin infrastructure provider, offering fully backed USD-denominated stablecoins, trust and custody services, global payment solutions, and white-label stablecoin issuance for enterprises. Its flagship product, FDUSD, is one of the world’s most traded stablecoins, supported by a compliance-first governance model, segregated trust structure, and monthly independent attestations. First Digital operates across multiple jurisdictions and maintains active licenses and registrations in key financial centers.

About CSLM Digital Asset Acquisition Corp III, Ltd.

KOYN is a publicly traded special purpose acquisition company focused on high-growth, frontier-technology sectors including digital assets, regulated financial infrastructure, and next-generation fintech. KOYN is led by an experienced SPAC team with a track record of sourcing, executing, and stewarding complex public-market transactions.

Investor & Media Contacts

Samantha Yap  |  YAP Global

samantha@yapglobal.com

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